Exhibit 99.1

11011 Sunset Hills Road
Reston, Virginia 20190	News
www.gd.com

Contact: Jeff A. Davis
Tel: 703 876 3483
press@generaldynamics.com

General Dynamics Reports Third-Quarter 2023 Financial Results

October 25, 2023

•Revenue $10.6 billion, up 6% year over year
•Net earnings $836 million, diluted EPS $3.04
•$1.3 billion net cash provided by operating activities
•Record-high $95.6 billion backlog, 1.4-to-1 book-to-bill

RESTON, Va. – General Dynamics (NYSE: GD) today reported third-quarter 2023 net earnings of $836 million on revenue of $10.6 billion. Diluted earnings per share (EPS) were $3.04.

“We continue to see strong demand and steady revenue growth across the business, resulting in significant growth in backlog,” said Phebe N. Novakovic, chairman and chief executive officer. “Both operating earnings and net earnings increased over last quarter, and cash from operations was a highlight.”

Cash
Net cash provided by operating activities in the quarter totaled $1.3 billion, or 158% of net earnings. After $227 million in capital expenditures, the company generated free cash flow from operations of $1.1 billion, or 131% of net earnings. During the quarter, the company repaid $500 million in fixed-rate notes, paid $363 million in dividends, and used $56 million to repurchase shares.

Backlog
Orders remained strong across the company with a consolidated book-to-bill ratio, defined as orders divided by revenue, of 1.4-to-1 for the quarter, with particular strength in the Marine Systems and Aerospace segments. Company-wide backlog of $95.6 billion was the highest in the company’s history. Estimated potential contract value, which represents management’s estimate of additional value in unfunded indefinite delivery, indefinite quantity (IDIQ) contracts and unexercised options, was $37.3 billion. Total estimated contract value, the sum of all backlog components, was $132.9 billion at the end of the quarter.

Aerospace received $2.9 billion in new orders during the quarter, growing backlog to $20.1 billion.

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Significant awards in the quarter for the three defense segments included a U.S. Navy contract for an undisclosed amount for construction of three Flight III Arleigh Burke-class guided-missile destroyers; $1.5 billion in contracts for Virginia-class submarine lead yard services, development studies and design efforts, as well as spare parts for maintenance availabilities; $140 million, with a maximum potential value of $1.3 billion, for Columbia-class submarine advanced nuclear plant studies (ANPS); $1.1 billion, with maximum potential value up to $1.9 billion, for munitions, ordnance, and the establishment of additional production capacity; a Department of Homeland Security contract with maximum potential value of $710 million to continue infrastructure modernization of its St. Elizabeth’s campus in Washington, D.C.; and $365 million, with maximum potential value of $775 million, for several key contracts for classified customers.

About General Dynamics
Headquartered in Reston, Virginia, General Dynamics is a global aerospace and defense company that offers a broad portfolio of products and services in business aviation; ship construction and repair; land combat vehicles, weapons systems and munitions; and technology products and services. General Dynamics employs more than 100,000 people worldwide and generated $39.4 billion in revenue in 2022. More information is available at GD.com.

WEBCAST INFORMATION: General Dynamics will webcast its third-quarter 2023 financial results conference call today at 9 a.m. EDT. The webcast will be a listen-only audio event available at GD.com. An on-demand replay of the webcast will be available by telephone two hours after the end of the call through November 1, 2023, at 800-770-2030 (international: +1 647-362-9199), conference ID 4299949. Charts furnished to investors and securities analysts in connection with the announcement of financial results are available at GD.com.

This press release contains forward-looking statements (FLS), including statements about the company’s future operational and financial performance, which are based on management’s expectations, estimates, projections and assumptions. Words such as “expects,” “anticipates,” “plans,” “believes,” “forecasts,” “scheduled,” “outlook,” “estimates,” “should” and variations of these words and similar expressions are intended to identify FLS. In making FLS, we rely on assumptions and analyses based on our experience and perception of historical trends; current conditions and expected future developments; and other factors, estimates and judgments we consider reasonable and appropriate based on information available to us at the time. FLS are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. FLS are not guarantees of future performance and involve factors, risks and uncertainties that are difficult to predict. Actual future results and trends may differ materially from what is forecast in the FLS. All FLS speak only as of the date they were made. We do not undertake any obligation to update or publicly release revisions to FLS to reflect events, circumstances or changes in expectations after the date of this press release. Additional information regarding these factors is contained in the company’s filings with the SEC, and these factors may be revised or supplemented in future SEC filings. In addition, this press release contains some financial measures not prepared in accordance with U.S. generally accepted accounting principles (GAAP). While we believe these non-GAAP metrics provide useful information for investors, there are limitations associated with their use, and our calculations of these metrics may not be comparable to similarly titled measures of other companies. Non-GAAP metrics should not be considered in isolation from, or as a substitute for, GAAP measures. Reconciliations to comparable GAAP measures and other information relating to our non-GAAP measures are included in other filings with the SEC, which are available at investorrelations.gd.com.
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EXHIBIT A
CONSOLIDATED STATEMENT OF EARNINGS - (UNAUDITED)
DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

	Three Months Ended		Variance
	October 1, 2023	October 2, 2022	$	%
Revenue	$10,571	$9,975	$596	6.0%
Operating costs and expenses	(9,514)	(8,877)	(637)
Operating earnings	1,057	1,098	(41)	(3.7)%
Other, net	19	41	(22)
Interest, net	(85)	(86)	1
Earnings before income tax	991	1,053	(62)	(5.9)%
Provision for income tax, net	(155)	(151)	(4)
Net earnings	$836	$902	$(66)	(7.3)%
Earnings per share—basic	$3.07	$3.29	$(0.22)	(6.7)%
Basic weighted average shares outstanding	272.6	273.9
Earnings per share—diluted	$3.04	$3.26	$(0.22)	(6.7)%
Diluted weighted average shares outstanding	274.7	276.4

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EXHIBIT B
CONSOLIDATED STATEMENT OF EARNINGS - (UNAUDITED)
DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

	Nine Months Ended		Variance
	October 1, 2023	October 2, 2022	$	%
Revenue	$30,604	$28,556	$2,048	7.2%
Operating costs and expenses	(27,647)	(25,572)	(2,075)
Operating earnings	2,957	2,984	(27)	(0.9)%
Other, net	65	120	(55)
Interest, net	(265)	(279)	14
Earnings before income tax	2,757	2,825	(68)	(2.4)%
Provision for income tax, net	(447)	(427)	(20)
Net earnings	$2,310	$2,398	$(88)	(3.7)%
Earnings per share—basic	$8.45	$8.70	$(0.25)	(2.9)%
Basic weighted average shares outstanding	273.2	275.8
Earnings per share—diluted	$8.39	$8.61	$(0.22)	(2.6)%
Diluted weighted average shares outstanding	275.4	278.4
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EXHIBIT C
REVENUE AND OPERATING EARNINGS BY SEGMENT - (UNAUDITED)
DOLLARS IN MILLIONS

	Three Months Ended		Variance
	October 1, 2023	October 2, 2022	$	%
Revenue:
Aerospace	$2,032	$2,347	$(315)	(13.4)%
Marine Systems	3,002	2,769	233	8.4%
Combat Systems	2,224	1,788	436	24.4%
Technologies	3,313	3,071	242	7.9%
Total	$10,571	$9,975	$596	6.0%
Operating earnings:
Aerospace	$268	$312	$(44)	(14.1)%
Marine Systems	211	238	(27)	(11.3)%
Combat Systems	300	271	29	10.7%
Technologies	315	285	30	10.5%
Corporate	(37)	(8)	(29)	(362.5)%
Total	$1,057	$1,098	$(41)	(3.7)%
Operating margin:
Aerospace	13.2%	13.3%
Marine Systems	7.0%	8.6%
Combat Systems	13.5%	15.2%
Technologies	9.5%	9.3%
Total	10.0%	11.0%

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EXHIBIT D
REVENUE AND OPERATING EARNINGS BY SEGMENT - (UNAUDITED)
DOLLARS IN MILLIONS

	Nine Months Ended		Variance
	October 1, 2023	October 2, 2022	$	%
Revenue:
Aerospace	$5,877	$6,117	$(240)	(3.9)%
Marine Systems	9,053	8,071	982	12.2%
Combat Systems	5,904	5,129	775	15.1%
Technologies	9,770	9,239	531	5.7%
Total	$30,604	$28,556	$2,048	7.2%
Operating earnings:
Aerospace	$733	$793	$(60)	(7.6)%
Marine Systems	657	660	(3)	(0.5)%
Combat Systems	796	743	53	7.1%
Technologies	897	887	10	1.1%
Corporate	(126)	(99)	(27)	(27.3)%
Total	$2,957	$2,984	$(27)	(0.9)%
Operating margin:
Aerospace	12.5%	13.0%
Marine Systems	7.3%	8.2%
Combat Systems	13.5%	14.5%
Technologies	9.2%	9.6%
Total	9.7%	10.4%

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EXHIBIT E
CONSOLIDATED BALANCE SHEET
DOLLARS IN MILLIONS

	(Unaudited)
	October 1, 2023	December 31, 2022
ASSETS
Current assets:
Cash and equivalents	$1,352	$1,242
Accounts receivable	3,132	3,008
Unbilled receivables	8,453	8,795
Inventories	8,282	6,322
Other current assets	1,560	1,696
Total current assets	22,779	21,063
Noncurrent assets:
Property, plant and equipment, net	6,013	5,900
Intangible assets, net	1,681	1,824
Goodwill	20,386	20,334
Other assets	2,666	2,464
Total noncurrent assets	30,746	30,522
Total assets	$53,525	$51,585
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term debt and current portion of long-term debt	$7	$1,253
Accounts payable	3,315	3,398
Customer advances and deposits	9,351	7,436
Other current liabilities	3,289	3,254
Total current liabilities	15,962	15,341
Noncurrent liabilities:
Long-term debt	9,248	9,243
Other liabilities	8,358	8,433
Total noncurrent liabilities	17,606	17,676
Shareholders’ equity:
Common stock	482	482
Surplus	3,671	3,556
Retained earnings	38,626	37,403
Treasury stock	(21,124)	(20,721)
Accumulated other comprehensive loss	(1,698)	(2,152)
Total shareholders’ equity	19,957	18,568
Total liabilities and shareholders’ equity	$53,525	$51,585

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EXHIBIT F
CONSOLIDATED STATEMENT OF CASH FLOWS - (UNAUDITED)
DOLLARS IN MILLIONS

	Nine Months Ended
	October 1, 2023	October 2, 2022
Cash flows from operating activities—continuing operations:
Net earnings	$2,310	$2,398
Adjustments to reconcile net earnings to net cash from operating activities:
Depreciation of property, plant and equipment	446	420
Amortization of intangible and finance lease right-of-use assets	195	224
Equity-based compensation expense	136	140
Deferred income tax benefit	(158)	(132)
(Increase) decrease in assets, net of effects of business acquisitions:
Accounts receivable	(89)	259
Unbilled receivables	448	422
Inventories	(1,904)	(915)
Increase (decrease) in liabilities, net of effects of business acquisitions:
Accounts payable	(83)	(68)
Customer advances and deposits	2,171	1,598
Other, net	42	(436)
Net cash provided by operating activities	3,514	3,910
Cash flows from investing activities:
Capital expenditures	(600)	(620)
Other, net	(8)	(378)
Net cash used by investing activities	(608)	(998)
Cash flows from financing activities:
Repayment of fixed-rate notes	(1,250)	—
Dividends paid	(1,068)	(1,024)
Purchases of common stock	(434)	(1,119)
Other, net	(40)	103
Net cash used by financing activities	(2,792)	(2,040)
Net cash (used) provided by discontinued operations	(4)	21
Net increase in cash and equivalents	110	893
Cash and equivalents at beginning of period	1,242	1,603
Cash and equivalents at end of period	$1,352	$2,496

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EXHIBIT G
ADDITIONAL FINANCIAL INFORMATION - (UNAUDITED)
DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

Other Financial Information:
	October 1, 2023	December 31, 2022
Debt-to-equity (a)	46.4%	56.5%
Book value per share (b)	$73.13	$67.66
Shares outstanding	272,896,860	274,411,106

	Third Quarter		Nine Months
	2023	2022	2023	2022
Income tax payments, net	$167	$202	$493	$767
Company-sponsored research and development (c)	$140	$124	$395	$361
Return on sales (d)	7.9%	9.0%	7.5%	8.4%

Non-GAAP Financial Measures:
	Third Quarter		Nine Months
	2023	2022	2023	2022
Free cash flow:
Net cash provided by operating activities	$1,321	$1,283	$3,514	$3,910
Capital expenditures	(227)	(255)	(600)	(620)
Free cash flow (e)	$1,094	$1,028	$2,914	$3,290

	October 1, 2023	December 31, 2022
Net debt:
Total debt	$9,255	$10,496
Less cash and equivalents	1,352	1,242
Net debt (f)	$7,903	$9,254
(a)Debt-to-equity ratio is calculated as total debt divided by total equity as of the end of the period.

(b)Book value per share is calculated as total equity divided by total outstanding shares as of the end of the period.

(c)Includes independent research and development and Aerospace product-development costs.

(d)Return on sales is calculated as net earnings divided by revenue.

(e)We define free cash flow as net cash provided by operating activities less capital expenditures. We believe free cash flow is a useful measure for investors because it portrays our ability to generate cash from our businesses for purposes such as repaying debt, funding business acquisitions, repurchasing our common stock and paying dividends. We use free cash flow to assess the quality of our earnings and as a key performance measure in evaluating management.

(f)We define net debt as short- and long-term debt (total debt) less cash and equivalents. We believe net debt is a useful measure for investors because it reflects the borrowings that support our operations and capital deployment strategy. We use net debt as an important indicator of liquidity and financial position.

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EXHIBIT H
BACKLOG - (UNAUDITED)
DOLLARS IN MILLIONS

	Funded	Unfunded	Total Backlog	Estimated Potential Contract Value*	Total Estimated Contract Value
Third Quarter 2023:
Aerospace	$19,654	$405	$20,059	$785	$20,844
Marine Systems	30,445	17,277	47,722	3,113	50,835
Combat Systems	14,375	719	15,094	6,098	21,192
Technologies	9,833	2,852	12,685	27,302	39,987
Total	$74,307	$21,253	$95,560	$37,298	$132,858
Second Quarter 2023:
Aerospace	$19,050	$447	$19,497	$888	$20,385
Marine Systems	30,318	13,410	43,728	3,238	46,966
Combat Systems	14,349	718	15,067	6,196	21,263
Technologies	9,732	3,333	13,065	27,639	40,704
Total	$73,449	$17,908	$91,357	$37,961	$129,318
Third Quarter 2022:
Aerospace	$18,536	$516	$19,052	$773	$19,825
Marine Systems	26,966	15,273	42,239	3,263	45,502
Combat Systems	13,305	534	13,839	5,754	19,593
Technologies	10,130	3,573	13,703	27,162	40,865
Total	$68,937	$19,896	$88,833	$36,952	$125,785

*The estimated potential contract value includes work awarded on unfunded indefinite delivery, indefinite quantity (IDIQ) contracts and unexercised options associated with existing firm contracts, including options and other agreements with existing customers to purchase new aircraft and aircraft services. We recognize options in backlog when the customer exercises the option and establishes a firm order. For IDIQ contracts, we evaluate the amount of funding we expect to receive and include this amount in our estimated potential contract value. The actual amount of funding received in the future may be higher or lower than our estimate of potential contract value.

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EXHIBIT H-1
BACKLOG - (UNAUDITED)
DOLLARS IN MILLIONS

$110,000
$100,000
$90,000
$80,000
$70,000
$60,000
$50,000
$40,000
$30,000
$20,000
$10,000
$0
$89,581
$89,247
$88,098
$87,594
$87,234
$87,630
$88,833
$91,137
$89,825
$91,357
$95,560
1Q21
2Q21
3Q21
4Q21
1Q22
2Q22
3Q22
4Q22
1Q23
2Q23
3Q23

Funded Backlog	Unfunded Backlog

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EXHIBIT H-2
BACKLOG BY SEGMENT - (UNAUDITED)
DOLLARS IN MILLIONS

AEROSPACE
$25,000
$20,000
$15,000
$10,000
$5,000
$0
$19,052
$19,516
$19,337
$19,497
$20,059
3Q22
4Q22
1Q23
2Q23
3Q23

MARINE SYSTEMS
$60,000
$45,000
$30,000
$15,000
$0
$42,239
$45,699
$43,607
$43,728
$47,722
3Q22
4Q22
1Q23
2Q23
3Q23

COMBAT SYSTEMS

$20,000
$15,000
$10,000
$5,000
$0
$13,839
$13,251
$14,096
$15,067
$15,094
3Q22
4Q22
1Q23
2Q23
3Q23

TECHNOLOGIES

$20,000
$15,000
$10,000
$5,000
$0
$13,703
$12,671
$12,785
$13,065
$12,685
3Q22
4Q22
1Q23
2Q23
3Q23

Funded Backlog	Unfunded Backlog

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EXHIBIT I
THIRD QUARTER 2023 SIGNIFICANT ORDERS - (UNAUDITED)
DOLLARS IN MILLIONS

We received the following significant contract awards during the third quarter of 2023:
Marine Systems:
•$140 from the U.S. Navy for advanced nuclear plant studies (ANPS) in support of the Columbia-class submarine program. The contract including options has a maximum potential value of $1.3 billion.
•$965 from the Navy for lead yard services, development studies and design efforts for Virginia-class submarines.
•$515 from the Navy for procurement and delivery of initial Virginia-class spare parts to support maintenance availabilities.
•$220 from the Navy to provide in-service support of systems and components on the USS Jimmy Carter (SSN23).
•$40 from the Navy to provide maintenance for submarines at the Naval Submarine Base New London in Connecticut. The contract including options has a maximum potential value of $185.
•A contract from the Navy for the construction of three Flight III Arleigh Burke-class (DDG-51) guided-missile destroyers.
Combat Systems:
•$770 for various munitions and ordnance with a maximum potential value of $1.2 billion.
•$345 for two contracts from the U.S. Army to establish additional capacity for 155mm M795 load, assemble and pack (LAP) production, and projectile metal parts. These contracts have a maximum potential value of $730.
•$145 from the Army to provide system and sustainment technical support services for Abrams main battle tanks.
•$135 to produce launch pod containers for the Guided Multiple Launch Rocket System (GMLRS) for the Army.
•$100 from the Army to produce Stryker maneuver short-range air defense (M-SHORAD) vehicles.
•$95 from the Army for the production of Hydra-70 rockets.
Technologies:
•$365 for several key contracts for classified customers. These contracts have a maximum potential value of $775.
•$55 to continue infrastructure modernization of the U.S. Department of Homeland Security’s (DHS) St. Elizabeth’s Campus in Washington, D.C. The contract including options has a maximum potential value of $710.
•$10 from the U.S. Air Force to manufacture high-altitude electromagnetic pulse and radiation-hardened general area alerting, personal area alerting and ultra-high frequency line of sight communications for the Global Aircrew Strategic Network Terminal Increment 2 (GASNTi2) system. The contract has a maximum potential value of $225.
•$30 to provide software development, integration, testing, technical support, configuration control and sustainment services for the Air Force. The contract including options has a maximum potential value of $140.
•$20 from the Administrative Office of the United States Courts (AOUSC) to provide risk management, monitoring and oversight and support services to the Administrative Office Technology Office (AOTO). The contract including options has a maximum potential value of $115.
•$105 from the Army for computing and communications equipment under the Common Hardware Systems-5 program.
•$95 for development, production and support of all hardware and software required for the Airborne Ruggedized Tactical Environment Mission Information System (ARTEMIS) for the Navy.
•$90 to modernize the Payments, Claims, and Enhanced Reconciliation (PACER) application for the U.S. Department of the Treasury.
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EXHIBIT J
AEROSPACE SUPPLEMENTAL DATA - (UNAUDITED)
DOLLARS IN MILLIONS

	Third Quarter		Nine Months
	2023	2022	2023	2022
Gulfstream Aircraft Deliveries (units):
Large-cabin aircraft	22	28	57	66
Mid-cabin aircraft	5	7	15	16
Total	27	35	72	82

Aerospace Book-to-Bill:
Orders*	$2,916	$2,705	$7,119	$9,600
Revenue	2,032	2,347	5,877	6,117
Book-to-Bill Ratio	1.44x	1.15x	1.21x	1.57x

*Does not include customer defaults, liquidated damages, cancellations, foreign exchange fluctuations and other backlog adjustments.

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